EX - 107

Calculation of Filing Fee Tables

FORM F-10

(Form Type)

WESTERN COPPER AND GOLD CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to be Paid	Equity	Common Shares, no par value	457(o)	(1)	(2)	(1)(2)	$0.00015310	(1)(2)

Fees to be Paid	Other	Warrants	457(o)	(1)	(2)	(1)(2)	$0.00015310	(1)(2)

Fees to be Paid	Other	Subscription Receipts	457(o)	(1)	(2)	(1)(2)	$0.00015310	(1)(2)

Fees to be Paid	Other	Units	457(o)	(1)	(2)	(1)(2)	$0.00015310	(1)(2)

Fees to be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	$35,730,000 (1)(3)		$35,730,000 (1)(2)(3)	$0.00015310	$5,471 (1)(2)(3)

	Total Offering Amounts					$35,730,000		$5,471

	Total Fees Previously Paid

	Total Fee Offsets							$2,073

	Net Fee Due							$3,398

(1)

There are being registered under this Registration Statement such indeterminate number of common shares, warrants, subscription receipts, and units of the Registrant, and a combination of such securities, separately or as units, as may be sold by the registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed US$35,730,000. The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise or exchange of any other securities that provide for such conversion into, exercise for or exchange into such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), as amended, the common shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions. The proposed maximum initial offering price per security will be determined, from time to time, by the registrant in connection with the sale of the securities under this Registration Statement.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act.
(3)

This amount represents the U.S. dollar value of a proposed maximum aggregate offering amount of Cdn.$50,000,000. U.S. dollar amounts are calculated based on the daily exchange rate reported by the Bank of Canada on November 20, 2024, which was Cdn.$1.00 = US$0.7146.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fees Offset Claims	Western Copper and Gold Corporation	F-10	333-241689 (4)	08/06/2020		$1,978(4)	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$15,239,330(4)

Fees Offset Sources	Western Copper and Gold Corporation	F-10	333-241689 (4)		08/06/2020						$1,978(6)

Fees Offset Claims	Western Copper and Gold Corporation	F-10	333-268467(5)	11/18/2022		$95(6)	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$3,570,670(5)

Fees Offset Sources	Western Copper and Gold Corporation	F-10	333-268467(5)		11/18/2022		Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf		$95(6)

(4)

The Registrant previously paid a registration fee of $1,978 in connection with $15,239,330 of unsold securities registered on its Registration Statement on Form F-10 (File No. 333-241689) (the “2020 Registration Statement”), filed on August 6, 2020. The Registrant has terminated or completed any offering that included the unsold securities under the 2020 Registration Statement. Pursuant to Rule 457(p), the initially unused fee of $1,978 was carried forward to the Registrant’s Registration Statement on Form F-10 (File No. 333-268467) (the “2022 Registration Statement”), filed on November 18, 2022, which registered an aggregate principal amount of $18,810,000 of common shares, warrants, subscription receipts and units to be offered by the Registrant from time to time. None of the securities registered on the 2022 Registration Statement have been sold. The Registrant has terminated or completed any offering that included the unsold securities under the 2022 Registration Statement.

(5)

The Registrant previously paid a registration fee of $95 in connection with the increase of $3,570,670 of registered securities between the amount of unsold securities registered on the 2020 Registration Statement and the amount of securities registered on the 2022 Registration Statement. None of the securities registered on the 2022 Registration Statement have been sold. The Registrant has terminated or completed any offering that included the unsold securities under the 2022 Registration Statement.

(6)

Pursuant to Rule 457(p) under the Securities Act, the Registrant is carrying forward to this registration statement $2,073 that was previously paid in connection with the Registrant’s 2020 Registration Statement and 2022 Registration Statement.